Exhibit 23.3  --  Consent of Experts

BECKSTEAD AND WATTS, LLP
Certified Public Accountants
                                                        3340 Wynn Road, Suite C
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax




To Whom It May Concern:

We have issued our report dated December 9, 2002, accompanying the financial statements of Wireless Wizard, Inc. on Form SB-2 for the period of June 28, 1999 (inception date) through September 30, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of Wireless Wizard, Inc. on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP

December 9, 2002

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